Exhibit 10.2

[Form of Executive Officer Noncompetition Agreement]

[Danaher letterhead]

NONCOMPETITION AGREEMENT

Danaher Corporation, an “at will” employer, believes that recruiting and retaining the very best people to work in its highly competitive businesses means treating them fairly, rewarding their contributions, and thereby establishing a strong partnership for our collective well-being and continued success.  Employment at Danaher and its divisions typically provides associates with specialized and unique knowledge and confidential information, which, if used in competition with Danaher, would cause harm to Danaher.  As such, it is reasonable to expect a commitment from our associates that protects Danaher’s interests and therefore their own interests.  You are encouraged to read and sign this Agreement in the spirit intended: our collective long-term growth and success.

Danaher Corporation, a Delaware corporation headquartered at 2099 Pennsylvania Avenue, 12th Floor, Washington, D.C. 20006 (“the Company” or “Danaher”) and                                        who resides at                                       (“the Associate”) agree as follows:

1.                                       General.  The Company employs the Associate and the Associate accepts employment to render services on behalf of the Company, subject to the supervision and direction of the President of the Company or his duly authorized designee. Said employment shall continue until the date on which the employment relationship is terminated at the will of either party.

2.                                       Noncompetition and nonsolicitation.

(a)                                  During the Associate’s employment with the Company, the Associate shall not directly or indirectly:

(A)                              perform services of any nature or in any capacity whatsoever for any business, person, or entity which is engaged in product lines which compete with and/or which is in competition with Danaher or any subsidiary of Danaher;

(B)                                engage in any product lines which compete with Danaher or any subsidiary of Danaher;

(C)                                except on behalf of Danaher or any subsidiary of Danaher, sell, offer to sell or solicit any orders for the purchase of any products and/or services which are the same as or similar to those sold by Danaher or any subsidiary of Danaher, to or from any customer, person or entity; or

(D)                               otherwise perform any services, sell any products or engage in any activities in any capacity whatsoever which are in competition with Danaher or any subsidiary of Danaher.

(b)                                 For a 12-month period following the termination of the Associate’s employment with the Company, whether the termination is voluntary or involuntary, the Associate will not, directly or indirectly, on behalf of himself or herself or for any entity, business or person other than, Danaher or any subsidiary of Danaher:

(A)                              compete with Danaher anywhere in the United States (the “Restricted Area”), or

(i)                                     accept employment (as a director, officer, employee, independent contractor, representative, consultant, member or otherwise) with a business, entity (including without limitation any business or entity started by the Associate) or person that competes directly or indirectly with any product or service of the Company within the Restricted Area,

(ii)                                  provide any services similar to the services the Associate provided to or on behalf of the Company, or any other advice or consulting services, to a business, entity (including without limitation any business or entity started by the Associate) or person that competes directly or indirectly with any product or service of the Company within the Restricted Area, or

(iii)                               invest in or otherwise hold any interest in (except for passive ownership of up to 3% of the outstanding capital stock of any publicly traded corporation, so long as the Associate complies with clauses (i) and (ii) above), a business, entity (including without limitation any business or entity started by the Associate) or person that competes directly or indirectly with any product or service of the Company within the Restricted Area.

(B)           sell, offer to sell, or solicit any orders for the purchase of, to or from any customer, any products and/or services similar to those upon which or with which the Associate worked, or about which the Associate acquired knowledge, while employed by Danaher or any subsidiary of Danaher. For purposes of this Agreement, the term “customer” means any person, business or entity, or any person, business, or entity subject to the control of any such person, business or entity, that during the 24 months immediately preceding termination of Associate’s employment with the Company:

(i)            sought, inquired about, or purchased any products or services of the Company or of any Danaher entity for whom Associate worked during such 24 month period (the Company and any such other Danaher entity or entities are referred to as the “Employing Companies”);

(ii)           contacted any of the Employing Companies for the purpose of seeking or purchasing any products or services of any of the Employing Companies;

(iii)          was contacted by any of the Employing Companies for the purpose of selling its products or services; and/or

(iv)          received a written and/or verbal sales proposal from any of the Employing Companies.

(C)                                use, incorporate or otherwise create any business entity or organization or domain name using, any name confusingly similar to the name of Danaher Corporation or of any subsidiary of Danaher, or any other name under which any of those entities does business.

3.                                       Nonpiracy.  During the Associate’s employment and for a 12-month period following the termination of the Associate’s employment with the Company, whether the termination is voluntary or involuntary, the Associate will not directly or indirectly, on behalf of himself or herself, or for any other entity, business, or person:

(1)                                  hire, entice, induce, solicit or attempt to hire, entice, induce or solicit any employee of the Company to leave the Company’s employ (or the employ of any subsidiary of the Company, as applicable) or cause any employee of the Company to become employed in any business that is directly or indirectly competitive with the Company for any reason whatsoever,

(2)                                  assist or encourage in any manner, including without limitation through the providing of advice or information, any employee of the Company to leave the Company’s employ (or the employ of any subsidiary of the Company, as applicable), or

(3)                                  suggest or recommend in any manner, including through the providing of advice or information, that any business, person or entity hire, entice, induce, solicit, cause or attempt to hire, entice, induce or solicit or cause any employee of the Company to leave the Company’s (or the employ of any subsidiary of the Company, as applicable).

For purposes of this Agreement, the term “employee of the Company” shall include each person who as of the date of termination of the Associate’s employment is, or at any time within the 6-month period preceding such date was, (1) employed by Danaher or any of its subsidiaries whether on a full-time or part-time basis, or (2) providing full-time services to, or working as an independent contractor for, Danaher or any of its subsidiaries.

4.                                       Nondisclosure.

(a)                                  The Associate agrees with the Company that he or she will not at any time during the Associate’s employment by the Company or at any time after any termination of said employment, whether it be voluntary or involuntary, except in performing his or her employment duties to the Company or any affiliate of the Company under this Agreement, directly or indirectly, use, disclose, or publish, or knowingly or negligently permit others not so authorized to use, disclose, or publish, (1) any information, data or other assets or property of the Company or any of its affiliates, in whatever form, including without limitation the Danaher Business System and any information relating to any current or former employee of the Company, or (2) without limiting the foregoing, any Confidential Information that the Associate may learn or become aware of, or may have learned or become aware of, because of the Associate’s prior or continuing employment, ownership, or association with the Company or any predecessors or affiliates thereof, or use, or knowingly or negligently permit others not so authorized to use, any such information in a manner detrimental to the interests of the Company or any affiliates thereof.

(b)                                 The Associate agrees not to use in working for the Company or any of its affiliates and not to disclose to the Company or any affiliate thereof any trade secrets or other information the Associate does not have the right to use or disclose and that the Company and its affiliates are not free to use without liability of any kind.  The Associate agrees to inform the Company promptly in writing of any patents, copyrights, trademarks, or other proprietary or intellectual property rights known to the Associate that the Company or any of its affiliates might violate because of information provided by the Associate.

(c)                                  The Associate confirms that all assets and properties of the Company and its affiliates, including without limitation Confidential Information, is and must remain the exclusive property of the Company or the relevant affiliate thereof.  All such assets and property, including without limitation all office equipment (including computers) the Associate receives from the Company or any affiliate thereof in the course of the Associate’s employment and all business records, business papers, and business documents the Associate keeps or creates, whether on digital media or otherwise, in the course of the Associate’s employment relating to the Company or any affiliate thereof, must be and remain the assets and property of the Company or the relevant affiliate.  Upon the termination of the Associate’s employment with the Company, whether it be voluntary or involuntary, whenever that termination of employment may occur, or upon the Company’s request at any time, the Associate must promptly deliver to the Company or to the relevant affiliate all such assets and property, including without limitation any such office equipment (including computers) and any Confidential Information or other records or documents (written or otherwise), and any copies, excerpts, summaries or compilations of the foregoing, made by the Associate or that came into the Associate’s possession during the Associate’s employment.  The Associate agrees that he or she will not retain any such assets or property, including without limitation copies, excerpts, summaries, or compilations of the foregoing information, records and documents.

(d)                                 “Confidential Information” includes, without limitation, any matters protected under the Uniform Trade Secrets Act and any information that neither the Company nor any of its affiliates has previously disclosed to the public with respect to the present or future business of the Company or of any of its affiliates, including their respective operations, services, products, research, inventions, invention disclosures, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, systems, trade secrets, copyrights, software, source code, object code, patent applications, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any products or services), Talent Reviews and Organizational Plans, business plans, information regarding all or any portion of the Danaher Business System, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters,any other confidential or proprietary information, and any other information not generally known outside the Company and its affiliates that may be of value to the Company or any of its affiliates, but excludes any information already properly in the public domain.  “Confidential Information” also includes, without limitation, confidential and proprietary information and trade secrets that third parties entrust to the Company or any of its affiliates in confidence.

(e)                                  The Associate understands and agrees that the rights and obligations set forth in this Nondisclosure section will continue indefinitely and will survive termination of the Associate’s employment with the Company.

5.             Works-made-for-hire and Intellectual Property.

(a)                                  The Associate agrees that all records (in whatever media), written works, documents, papers, notebooks, drawings, designs, technical information, source code, object code, algorithms, processes, methods, ideas, formulas, inventions (whether patentable or not), invention disclosures, discoveries, improvements, other copyrightable or protected works, or any other intellectual property, developed, conceived, acquired, created, authored, reduced to practice, from which derivative works are prepared, made, invented, or discovered by the Associate (whether or not during usual working hours, and whether individually or jointly with others) that relate to, result from or are suggested by any work or task performed by the Associate for or on behalf of the Company or any affiliate thereof, or that arise from the use or assistance of the facilities, materials, personnel, or Confidential Information of the Company or any affiliate thereof, or that otherwise relate to the actual or anticipated research, development or business of the Company or any affiliate thereof, will be and remain the absolute property of the Company (or the relevant affiliate thereof), as will all the worldwide patent, copyright, trademark, service mark and trade secret rights, any associated registrations, applications, renewals, extensions, continuations, continuations-in-part, requests for continued examination, divisions, or reissues thereof or any foreign equivalents thereof, and all other intellectual property rights relating to the foregoing (all items referred to in this sentence are collectively referred to as the “Intellectual Property”).  The Associate irrevocably and unconditionally waives all rights, wherever in the world enforceable, that vest in the Associate (whether before, on, or after the date of this Agreement) in connection with any such Intellectual Property in the course of the Associate’s employment with the Company, any affiliate thereof or any predecessor of any of the foregoing.  The Associate recognizes all such Intellectual Property constitutes “works made for hire” for which the Company retains all rights, title, and interest to any underlying rights, including copyright protections.  If for any reason any such Intellectual Property is not deemed to be a “work made for hire,” consistent with the undertakings below, the Associate hereby assigns all rights, title and interest in any such Intellectual Property to the Company (or the applicable affiliate thereof, as directed by the Company).

(b)                                 The Associate will promptly disclose, and hereby grants, and assigns all rights, title, and interest in all Intellectual Property, to the Company (or the applicable affiliate thereof, as specified by the Company) for its or their sole use and benefit.  At all times, both during and after the Associate’s employment by the Company, the Associate agrees to assist the Company in taking the proper steps, including executing any required documents, to obtain patents, copyrights or other legal protection for the Intellectual Property and to assign such Intellectual Property and the rights to any applications associated therewith to the Company, if the Company so desires, but all at the Company’s direction and expense.  At all times, both during and after the Associate’s employment by the Company, the Associate agrees not to claim any rights to any Intellectual Property as having been created, conceived or acquired by the Associate prior to the Associate’s employment by the Company, unless such Intellectual Property is identified on a sheet attached to this Agreement and signed by the Associate as of the date of this agreement.

(c)                                  The Associate understands and agrees that the rights and obligations set forth in this Works-made-for-hire and Intellectual Property section will continue indefinitely and will survive termination of the Associate’s employment with the Company, whether the termination is voluntary or involuntary.

6.                                       Termination Payment.  In consideration of the Associate’s promises and commitments reflected in paragraphs 2, 3, 4, 5 and 15 herein, the Company agrees that if the Company terminates the Associate’s employment “without cause” (as defined below) prior to termination of this Agreement, the Associate shall be entitled to nine months salary (excluding incentive compensation, bonus amounts, benefits and similar items) at the rate in effect at the time of termination to be paid on the same schedule as if Associate were still employed (the “Termination Payments”).  The Company will reduce the amount of any Termination Payments for withholding and FICA taxes and any other withholdings and contributions required by law.  If the Company terminates the Associate for “cause,” or if the Associate terminates his or her employment for any reason, the Associate shall not be entitled to any Termination Payments.  The Associate further acknowledges that a transfer to Danaher or a subsidiary of Danaher shall in no event constitute a “termination” of any kind for purposes of Sections 6 or 7 hereof.

(a)           For purposes of this Agreement, termination “without cause” shall mean that the Company terminates the Associate’s employment for any reason, including in a reduction-in-force, other than for “cause.” “Cause” shall include the following, to be determined in the reasonable judgment of the Company:

(i)            the Associate’s fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to Danaher or any subsidiary thereof, or any other action in willful disregard of the interests of Danaher or any subsidiary thereof;

(ii)           the Associate’s conviction of, or pleading guilty or no contest to (1) a felony, (2) any misdemeanor (other than a traffic violation) with respect to his/her employment, or (3) any other crime or activity that would impair his/her ability to perform his/her duties or impair the business reputation of Danaher or any subsidiary thereof;

(iii)          the Associate’s refusal or willful failure to adequately perform any duties assigned to him/her;

(iv)          the Associate’s willful failure or refusal to comply with Danaher standards, policies or procedures, including without limitation Danaher’s Standards of Conduct as amended from time to time;

(v)           the Associate’s material misrepresentation or breach of any of his or her representations, obligations or agreements under this Agreement;

(vi)          the Associate’s death; or

(vii)         the Associate’s incapacity due to physical or mental illness that results in his/her absence from work on a full-time basis for twelve consecutive months.

(b)           Notwithstanding anything in this Section 6 to the contrary, the Associate agrees that in the event of a breach by the Associate of any of his/her covenants contained in Sections 2, 3, 4, 5 or 15 herein, in addition to any and all other remedies available to the Company, (1) the Associate shall return to the Company any Termination Payments theretofore received, in addition to any other damages or remedies available to the Company, and (2) the Company shall have no obligation to pay, and the Associate shall have no right to receive, any and all unpaid or remaining Termination Payments. Notwithstanding anything to the contrary herein, to the extent a court, governmental authority or other administrative body invalidates or renders unenforceable all or any portion of the covenants contained in Sections 2, 3, 4, 5 or 15 herein, the parties hereto agree that the Termination Payments otherwise payable (including any installments that have already been paid to Associate) shall be reduced proportionally, up to and including eliminating the Termination Payment in its entirety to the extent the Agreement is rendered unenforceable in its entirety.

7.                                       Severance Payment.  The Company agrees that if the Company terminates the Associate’s employment “without cause” (as defined in paragraph 6(a) above) prior to termination of this Agreement, the Associate shall be entitled to severance pay of three months salary (excluding incentive compensation, bonus amounts, benefits and similar items) at the rate in effect at the time of termination to be paid on the same schedule as if the Associate were still employed (the “Severance Payments”) provided the Associate signs a release of all claims arising out of the Associate’s employment, and discontinuance of employment, with Danaher and/or any subsidiaries of Danaher to the extent applicable.  Such release must be executed at the time of termination, and will be in the format of the Company’s standard release in effect at the time of termination (a copy of the current version is available for the Associate’s review.)  The Severance Payments will commence upon completion of the Termination Payments provided for in paragraph 6 above, if any.  The Company will reduce the amount of any Severance Payments for withholding and FICA taxes and any other withholdings and contributions required by law.  Notwithstanding anything in this Section 7 to the contrary, the Associate agrees that in the event of a breach by the Associate of any of his/her covenants contained in the aforementioned release, in addition to any and all other remedies available to the Company, (1) the Associate shall return to the Company any Severance Payments theretofore received, in addition to any other damages or remedies available to the Company, and (2) the Company shall have no obligation to pay, and the Associate shall have no right to receive, any and all unpaid or remaining Severance Payments.

8.                                       Enforceability.  It is the intention of the parties that the provisions of the restrictive covenants herein shall be enforceable to the fullest extent permissible under applicable law, but the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof.  If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

9.                                       Damages and Relief.  The Associate acknowledges and agrees that damages are an inadequate remedy for any breach of the terms and conditions set forth in Sections 2, 3, 4, 5 and 15 of this Agreement and agrees that in the event of a breach of such paragraphs, the Company may, with or without pursuing any remedy for damages, immediately obtain and enforce an ex parte, preliminary and permanent injunction prohibiting the Associate from violating this policy.  Further, in any civil action brought for a breach of this Agreement, the Company shall be entitled to recover from the Associate all reasonable attorneys’ fees, litigation expenses, and costs incurred by the Company if the Company prevails in that action.

10.                                 Consideration.  The Associate acknowledges and agrees that this Agreement is supported by the Termination Payment provision set forth in Section 6 above without regard to whether the Associate receives any or all of the Termination Payment. The Associate further agrees that such consideration is fair, reasonable and enforceable to its full extent; that the Associate was given adequate time to consider this Agreement; that the Company has an important and legitimate business interest that it is seeking to protect with this Agreement; and that enforcement of this Agreement would not interfere with the interests of the public.

11.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of                                       without regard for the choice of law provisions thereof.

12.                                 Termination.

(a)                                  The Associate understands, acknowledges and agrees that the obligations and restrictions imposed upon him/her under this Agreement shall apply regardless of whether the termination of his/her employment is voluntary or involuntary, with or without cause.

(b)                                 Unless the Associate is sooner terminated pursuant to the terms of Section 6 of this Agreement, terminated by the Company for cause or the Associate terminates his or her employment for any reason, the Company shall upon prior written notice to the Associate have the right to terminate this Agreement (1) on the second anniversary of this Agreement and on every second anniversary thereafter, and (2) in connection with any promotion of the Associate or transfer of the Associate to Danaher or any subsidiary of Danaher; provided, that in connection with any such termination the Company (or a subsidiary of Danaher, as applicable) shall offer to the Associate an agreement containing terms substantially similar to the terms set forth herein but taking into account the then-current status of the applicable law.

(c)           Notwithstanding anything to the contrary set forth herein, all of the Company’s obligations under this Agreement shall terminate upon the earliest of the termination of the Associate’s employment for cause, the Associate’s termination of his or her employment for any reason, or the Company’s fulfillment of its obligations, if any, as set forth in Sections 6 and 7 hereof.

13.           Amendment and Waiver; Entire Agreement. This Agreement shall not be amended except by a written instrument hereafter signed by the Company and the Associate. The failure of the Company to enforce, or delay in enforcing, any term of this Agreement shall not constitute a waiver of any rights or deprive the Company of the right to insist thereafter upon strict adherence to that or any other term of this Agreement, nor shall a waiver of any breach of this Agreement constitute a waiver of any preceding or succeeding breach. No waiver of a right under any provision of this Agreement shall be binding on the Company unless made in writing and signed by the President of the Company. This Agreement contains the entire understanding of Danaher and the Associate relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof between the Associate on the one hand and Danaher and/or any current or former subsidiary of Danaher on the other hand, including without limitation any similar agreement entered into prior to the date hereof between the Associate on the one hand and Danaher and/or any current or former subsidiary of Danaher on the other hand.

14.           Successors and Assigns. This Agreement shall be binding upon the Associate and his/her heirs, successors, assigns and personal representatives, and inure to the benefit of the Company, its successors and its assigns. The Associate may not assign any rights or duties under this Agreement; the Company may assign any or all of its rights and/or duties herein to any subsidiary or subsidiaries of the Company. The term “affiliate,” when used herein, shall not include any officers or directors of the Company.

15.           Nondisparagement. The Associate agrees that except as required under the law, the Associate will refrain from making derogatory or disparaging written or oral comments regarding the Company, any of its affiliates or any of their respective products, services or personnel.

16.                                 Right of Set-Off. The Company shall have the right, but not the obligation, to set off, in whole or in part, against any obligation it owes to the Associate under this Agreement or under any release, amounts owed to Danaher or any Danaher subsidiary by the Associate.

17.                                 Acknowledgment of Understanding; Livelihood. The Associate acknowledges that s/he has read this Agreement in its entirety and understands all of its terms and conditions, that s/he has had the opportunity to consult with legal counsel of his/her choice regarding his/her agreement to the provisions contained herein, that s/he is entering into this Agreement of his/her own free will, without coercion from any source, and that s/he agrees to abide by all of the terms and conditions herein contained. The Associate further acknowledges that in consideration of the Associate’s right to terminate his/her employment with the Company at any time for any reason, Associate agrees that s/he is employed by the Company on an at-will basis.  Nothing contained in this Agreement or elsewhere shall be construed as limiting the effect of this paragraph.  The Associate acknowledges that Associate’s knowledge, skills and abilities are sufficient to enable the Associate, in the event of the termination of employment with the Company, to earn a satisfactory livelihood without violating this Agreement.

Associate:			Date:

Company:	By:		Date:
Name:
Title:

Schedule A to Exhibit 10.2

In accordance with Instruction 2 to Item 601(a)(4) of Regulation S-K, each of the following executive officers have entered into a noncompetition agreement that is substantially identical in all material respects to the form of agreement attached as Exhibit 10.2, except as to the name of the executive, date of execution and governing law:

Daniel L. Comas

Donald E. Doles

James H. Ditkoff

Philip W. Knisely

Robert S. Lutz

Daniel A. Pryor

Steven E. Simms